EXHIBIT 99.1

Lowell Farms Inc. Announces Unaudited Fourth Quarter and Fiscal Year 2021 Financial and Operational Results

Lowell announces organic sequential revenue growth of 21%

SALINAS, Calif., March 01, 2022 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born innovator in cannabis cultivation and maker of the legendary brand Lowell Smokes, announces unaudited revenue and operating results for the fourth quarter and fiscal year (ended December 31, 2021). All figures stated are in US Dollars.

Fourth Quarter and Fiscal Year Financial Highlights:

  Revenue generated for the quarter ended December 31, 2021 was $15.1 million; an increase of 65% from the fourth quarter last year and a 21% sequential increase from the third quarter.
  Revenue for the year ended December 31, 2021 was $53.7 million, reflecting a company record and 26% growth over the prior year.
  Revenue from Lowell Farm Services (LFS) was $3.2 million for the quarter.
  Sales of bulk wholesale products increased 30% sequentially to $2.6 million during the quarter on increased volumes from both cultivation and LFS sources.
  Total revenues from out-of-state licensing reached $1.1 million in Q4, up 80% from the prior quarter.
  Out-of-state licensing exited the year with a GMV run-rate of $15 million in annual sales, up 37% from the end of the prior quarter.
  Excluding an inventory impairment charge of $2.8 million, gross profit during the quarter was $1.0 million, up from $0.1 million in the prior quarter.
  Excluding an inventory impairment charge, operating losses during the quarter were $5.3 million compared to $7.0 million in the third quarter.
    The inventory impairment charge reflects an inventory revaluation resulting from the sudden change in wholesale market prices experienced in the second half of 2021.
  Net loss for the fourth quarter was $10.0 million (inclusive of the inventory impairment charge) compared sequentially to net loss of $8.7 million, and a net loss of $4.1 million for the fourth quarter of 2020. Net loss for the year was $24.7 million compared to a net loss of $21.9 million in 2020.
  Adjusted EBITDA in the fourth quarter was negative $3.6 million compared sequentially to adjusted EBITDA of negative $5.2 million and negative adjusted EBITDA of $1.6 million in the fourth quarter of 2020. Adjusted EBITDA for the year was negative $14.4 million compared to negative adjusted EBITDA of $8.2 million in 2020. Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Information” below for further information and a detailed reconciliation to Net Loss, the closest comparable GAAP measure.

Revenue Summary ($’s in ‘000)

			Q/Q
	Q3	Q4	Growth
CPG Revenues	$9,052	$8,219	-9%
Bulk Product	$2,008	$2,609	30%
LFS	$800	$3,153	294%
Out-of-State Licensing	$607	$1,092	80%
Total	$12,467	$15,073	21%

“We’re proud of our standing as California’s leading seller of packaged flower and full-flower prerolls, despite significant headwinds from market flower pricing,” says Co-Founder and Chief Executive Officer Mark Ainsworth.

“It’s been a long journey for us to reach this point, and we still have many more goals to reach, but this is a milestone that all of us can celebrate together.”

Subsequent events to the fourth quarter ended December 31, 2021:

  Lowell Farms Welcomes Jeff Monat to Board of Directors, January 14, 2022
    https://ir.lowellfarms.com/news-events/press-releases/detail/80/lowell-farms-welcomes-jeff-monat-to-board-of-directors
  Lowell Farms Takes the Lead as California’s Largest Seller of Packaged Cannabis Flower Per Headset, February 23, 2022
    https://ir.lowellfarms.com/news-events/press-releases/detail/82/lowell-farms-takes-the-lead-as-californias-largest

Operational Highlights and Ongoing Initiatives:
The Company’s focus and strategic planning of key initiatives continue to drive sustainable profitable growth, with top priorities on Lowell Farm Services, its cultivation facilities, improving operational efficiency, and refinement of biological assets.

  Lowell Farm Services
    Lowell Farms commissioned a first-of-its-kind cannabis processing facility in Salinas Valley and started receiving third party products in the third quarter 2021.
      In the fourth quarter the Company generated revenue of approximately $3.2 million associated with Lowell Farm Services. This revenue is expected to increase.
      Lowell Farm Services processed over 315,600 pounds of wet weight product in the quarter yielding approximately 14,800 pounds of finished flower.
  Portfolio Brands and Out-of-State Licensing:
    Lowell Farms achieved a historic milestone in the fourth quarter of 2021 being the largest seller of packaged flower in the state of California as measured by unit volume by third party data aggregator Headset.
      The fourth quarter results show Lowell Farms as No. 1 statewide, driven by sales of its two premier flower brands – Lowell Herb Co. and House Weed – and surpassing more than 500 competing brands.
    Lowell Herb Co.
      Sales of Lowell branded products generated revenue over $5.1 million in the fourth quarter, while revenues for the year totaled approximately $17.6 million.
      Lowell Herb Co. brand launched in Massachusetts and Illinois in the third quarter of 2021 and continues to receive positive reception from the market.
    House Weed
      House Weed, a portfolio brand, generated revenue of over $2.4 million in the fourth quarter of 2021, an increase of over $2.0 million from the fourth quarter of 2020.
  Cultivation Quality and Efficiency:
    The Company continues to refine its cultivation processes, genetics, and enhance facilities and systems in order to continue to improve the yield, potencies, and increase margins.
      Lowell Farms saw its flower production at the greenhouse continue to steadily increase year-over-year, with flower product totaling 8,336 lbs during the fourth quarter of 2021 in comparison to 5,913 lbs in the fourth quarter of 2020.
        The Company harvested 39 times in the fourth quarter of 2021; in contrast to 36 harvests in the fourth quarter of 2020.
        The average turn time for the flowering rooms has seen continued improvement and is now at 56 days in the fourth quarter of 2021 compared to 75 days in the fourth quarter of 2020.
    The portfolio of strains and increased THC potencies coming from the cultivation are a direct result of the upgrades the Company has made to the electrical, mechanical, and environmental systems.
      These improvements resulted in an increased average potency of 26.11% in the fourth quarter of 2021 compared to 20.04% in the fourth quarter of 2020.
    The Company onboarded a new cultivation harvest data system to allow increased visibility and efficiencies to support elevated potencies and decreased labor spend.
  Distribution and Sales Capabilities:
    With the increased desirability of the Lowell brand, dispensary partners are continuing to add Lowell portfolio products to their orders.
      The average delivery drop value has increased year-over-year by 44% to approximately $4,352 in the fourth quarter of 2021 from $3,028 in the fourth quarter of 2020.

“Given the challenging market conditions of California cannabis, our organic growth reflects our ability to adapt to evolving market conditions,” said Chairman of the Board George Allen.

“We are committed to building our business around brand leadership and these results reflect progress.”

Q4 Financial Results Earnings Conference Call Details:
The conference call with management at 5:30 p.m. ET on Tuesday, March 1, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free:	1-877-407-0789
International:	1-201-689-8562
Webcast:	https://viavid.webcasts.com/LowellFarms

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, House Weed, MOON, and Kaizen, for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the anticipated growth of Lowell Farm Services and the ability of the Company to successfully achieve its business objectives and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

Use of Non-GAAP Financial Information

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes noncash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies.

A reconciliation of this measure to Net Loss is provided below.

LOWELL FARMS INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$7,887	$25,751
Accounts Receivable - net of allowance for doubtful accounts of $1,139 and $1,389 at December 31, 2021 and December 31, 2020, respectively	8,222	4,529
Inventory	13,343	9,933
Prepaid expenses and other current assets	1,976	6,391
Total current assets	31,428	46,604
Property and equipment, net	64,779	49,243
Goodwill	-	357
Other intangibles, net	40,756	736
Other assets	416	476

Total assets	$137,379	$97,416

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,102	$2,137
Accrued payroll and benefits	650	1,212
Notes payable, current portion	221	1,213
Lease obligation, current portion	2,444	2,301
Other current liabilities	3,706	8,860
Total current liabilities	10,123	15,723
Notes payable	28	303
Lease obligation	34,052	36,533
Convertible debentures	14,012	13,701
Mortgage obligation	8,857	-
Total liabilities	67,072	66,260

STOCKHOLDERS' EQUITY
Share capital	189,368	125,540
Accumulated deficit	(119,061)	(94,384)
Total stockholders' equity	70,307	31,156

Total liabilities and stockholders' equity	$137,379	$97,416

LOWELL FARMS INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2021	2020	2021	2020
Net revenue	$15,073	$9,151	$53,723	$42,618
Cost of goods sold	16,929	8,933	51,246	40,413

Gross profit (loss)	(1,856)	218	2,477	2,205

Operating expenses
General and administrative	3,413	3,187	13,907	11,762
Sales and marketing	2,349	1,485	8,559	5,169
Depreciation and amortization	562	229	1,313	1,082
Total operating expenses	6,324	4,901	23,779	18,013

Loss from operations	(8,180)	(4,683)	(21,302)	(15,808)

Other income (expense)
Other income (expense)	(209)	1,405	1,424	1,486
Loss on termination of investment	-	166	-	(4,201)
Unrealized gain (loss) on change in fair value of investment	(128)	(24)	(93)	168
Interest expense	(1,474)	(917)	(4,492)	(3,331)
Total other income (expense)	(1,811)	630	(3,161)	(5,878)

Loss before provision for income taxes	(9,991)	(4,053)	(24,463)	(21,686)
Provision for income taxes	-	55	213	224
Net loss	$(9,991)	$(4,108)	$(24,676)	$(21,910)

Net loss per share:
Basic	$(0.09)	$(0.11)	$(0.27)	$(0.65)
Diluted	$(0.09)	$(0.11)	$(0.27)	$(0.65)
Weighted average shares outstanding:
Basic	111,143	36,079	90,746	33,940
Diluted	111,143	36,079	90,746	33,940

LOWELL FARMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Years Ended
	December 31,	December 31,	December 31,
	2021	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(24,677)	$(21,910)	$(49,934)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,236	3,912	3,914
Amortization of debt issuance costs	643	481	-
Share-based compensation expense	1,355	2,200	3,385
Provision for doubtful accounts	870	1,195	2,346
Allowance for inventory obsolescence	-	-	700
Loss on termination of investment	-	4,359	-
Loss on sale of assets	-	-	446
Goodwill impairment	357	-	-
Termination of branding rights agreement	152	-	-
Unrealized gain on change in fair value of investments	(60)	(548)	1,713
Changes in operating assets and liabilities:		-
Accounts receivable	(4,222)	966	(6,230)
Inventory	(108)	485	1,580
Prepaid expenses and other current assets	1,615	(1,043)	(463)
Other assets	120	18	(2,000)
Accounts payable and accrued expenses	(6,329)	2,222	5,207
Other current and long-term liabilities	-	(89)	13
Net cash used in operating activities	$(26,048)	$(7,752)	$(39,323)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	$1,978	$743	$1,455
Purchases of property and equipment	(3,593)	(6,850)	(9,991)
Disposition of business interest, net of cash received	-	500	-
Investment in corporate interests	-	-	(1,525)
Acquisition of business assets, net	(6,156)	-	-
Net cash used in investing activities	$(7,771)	$(5,607)	$(10,061)
CASH FLOW FROM FINANCING ACTIVITIES
Principal payments on lease obligations	$(2,338)	$(2,951)	$(1,155)
Payments on notes payable	(407)	(4,267)	(106)
Proceeds from notes payable	-	3,800	76
Proceeds from lease financing		671
Proceeds from convertible notes, net of financing costs	-	15,281	-
Issuance of warrants associated with convertible notes offering	-	-	-
Proceeds from brokered private placement	-	-	40,195
Proceeds from subordinate voting share offering	18,000	26,930	-
Fees on public brokered private placement	-	-	(1,919)
Fees on subordinate voting share offering		(1,908)	-
Issuance costs related to subordinate voting share offering	(66)	-	-
Issuance of subordinate voting shares	-	-	3,200
Proceeds from exercise of warrants and options	766	210	127
Net cash provided by financing activities	$15,955	$37,766	$40,418

Change in cash and cash equivalents and restricted cash	$(17,864)	$24,407	$(8,966)
Cash and cash equivalents—beginning of year	25,751	1,344	10,310
Cash, cash equivalents and restricted cash—end of period	$7,887	$25,751	$1,344

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$4,200	$3,332	$2,147
Cash paid during the period for income taxes	$268	$262	$105

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$79	$362	$-
Property and equipment acquired via capital lease	$-	$7,416	$-
Issuance of warrants	$-	$1,620	$2,291
Shares issued to acquiree in connection with reverse takeover	$-	$-	$1,513
Shares issued for services in connection with convertible debenture offering	$-	$75	$-
Issuance of subordinate voting shares in exchange for net assets acquired	$43,259	$-	$-
Liabilities assumed and receivable forgiveness in exchange for net assets acquired	$2,361	$-	$-
Debt and associated accrued interest converted to subordinate voting shares	$514	$-	$-
Shares Issued in exchange for asset investment	$-	$179	$-
Issuance of super voting shares	$-	$(39)	$40
Acquisition of private entities	$-	$-	$1,028
Stock options issued associated with an acquisition	$-	$116	$-

The table below reconciles Net Loss to Adjusted EBITDA
 for the periods indicated.

LOWELL FARMS INC.
EBITDA - Non-GAAP measure
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
(in thousands)	2021	2020	2021	2020
Net loss	$(9,992)	$(4,108)	$(24,677)	$(21,910)
Interest expense	1,473	917	4,492	3,331
Provision for income taxes	-	55	213	224
Depreciation and amortization in cost of goods sold	584	876	2,336	2,830
Depreciation and amortization in operating expenses	562	578	1,313	1,082
Depreciation and amortization in other income (expense)	196	-	587	-
EBITDA(1)	(7,177)	(1,682)	(15,736)	(14,443)
Investment and currency (gains)/ losses	95	24	60	548
Goodwill impairment	-	-	357	-
Share-based compensation	369	188	1,355	2,200
Net effect of cost of goods on mark-up of acquired finished goods inventory	-	-	662	-
Transaction and other special charges	3,073	(167)	(1,103)	4,200
Adjusted EBITDA(1)	$(3,639)	$(1,637)	$(14,405)	$(7,495)
(1) Non-GAAP measure